Long-e International Group Co., Ltd.

NOTE AND WARRANT PURCHASE AGREEMENT

September 22, 2006

i

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of September 22, 2006, by and among Long-e International Group Co., Ltd., a British Virgin Islands corporation (the “Company”), and the lenders (each individually a “Lender,” and collectively the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, each of the Lenders intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;

WHEREAS, the parties wish to provide for the sale and issuance of such Notes and Warrants in return for the provision by the Lenders of the Consideration to the Company; and

WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes and Warrants to purchase shares of the Company’s Equity Securities.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions.

(a) “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(b) “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes or exercise of the Warrants, mean:

(i) if the Notes are converted to equity pursuant to Section 2.2(a) below, the Equity Securities issued in the Next Equity Financing; and

(ii) if the Notes are converted to equity pursuant to Section 2.2(b) or 2.2(c) below, shares of Common Stock.

(c) “Conversion Price” shall mean:

(i) with respect to a conversion pursuant to Section 2.2(a) below, 70% of the price paid per share for Equity Securities by the investors in the Next Equity Financing;

(ii) with respect to a conversion pursuant to Section 2.2(b) or 2.2(c) below, (x) 70% of the price to be paid per share for Equity Securities by the investors in the Next Equity Financing if pricing terms have been agreed upon and documented in a term sheet or definitive agreement, or (y) if pricing terms have not yet been documented for the Next Equity Financing, the price stated in a pricing notice to be provided by the Company, or its representatives, to the Lender no later than December 31, 2006, or (z) if such pricing notice has not been provided by December 31, 2006, $0.33 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(d) “Corporate Transaction” shall mean (A) the closing of the sale, transfer or other disposition of all or substantially all of this Company’s assets, (B) the consummation of the merger or consolidation of this Company with or into another entity (except a merger or consolidation in which the holders of capital stock of this Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this Company or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this Company’s securities), of this Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this Company (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of this Company; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Company’s securities immediately prior to such transaction; provided, however a Corporate Transaction shall not include the issuance of Equity Securities in the Next Equity Financing.

(e) “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(f) “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes.

(g) “Maturity Date” shall mean September 22, 2009.

(h) “Next Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of not less than US$1,000,000 excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of the Notes pursuant to Section 2.2 below) and further to which the Company completes a Reverse Merger;

(i) “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

(j) “Period” shall mean 30 consecutive days, without regard to actual calendar months.

(k) “Purchase Price of the Warrants” shall mean the price paid by the Lenders to receive each Warrant, which amount shall be .01% percent of the principal amount of each Note.

(l) “Reverse Merger” shall mean either a (i) merger of the Company into a Shell, (ii) merger of the Company with a subsidiary of a Shell whereby the Company is the surviving entity and the shell Exchanges newly issued shares for the outstanding shares of the Company or (iii) share exchange where shareholders of the Company exchange their shares for shares of the Shell.

(m) “Reverse Merger Withdrawal” shall mean notice by the Company to the Lender or the Lender having a reasonable basis to believe that the Company does not intend to effect the Reverse Merger which shall include, but not be limited to, the Company entering into or agreeing to enter into an alternative financing transaction or Corporate Transaction other than the Reverse Merger.

(n) “Shell” shall mean a company reporting under Section 13 or 15 of the Securities Exchange Act of 1934, as amended, or that has a class of securities registered under Section 12 of the Securities Act of 1933, as amended, and that has no or nominal operations or has identified itself as a shell in its periodic reports as filed with the Securities and Exchange Commission.

(o) “Warrants” shall mean one or more warrants issued pursuant to Section 3 below.

(p) “Warrant Coverage Amount” shall mean, with respect to any particular Warrant issued to a Lender, fifty percent (50%) of the principal amount of the Note issued to such Lender in conjunction with such Warrant multiplied by (Y) the number of whole Periods such Note remains outstanding after the date hereof; provided, that any partial period shall be rounded up to the next whole Period.

2. Terms of the Secured Notes.

2.1 Issuance of Secured Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more secured Notes. Each Note shall have a principal balance equal to that portion of the Consideration, less the Purchase Price of the Warrant, paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below and shall be secured by the assets of the Company as described in such Notes and any related security agreement.

2.2 Right to Convert Notes.

(a) Next Equity Financing. The principal and unpaid accrued interest of each Note may be converted, at the option of the holder thereof, in whole or in part, into Conversion Shares upon the closing of the Next Equity Financing. Notwithstanding the foregoing, accrued interest on this Note may be paid in cash at the option of the Company. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted, or portion thereof, on the date of conversion, by the Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing.

(b) Maturity Conversion. If the Next Equity Financing has not occurred on or before the Maturity Date, the principal and unpaid accrued interest of each Note may be converted, at the option of the holder thereof, in whole or in part, into Conversion Shares. The number of Conversion Shares to be issued upon conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest due on a Note to be converted, or portion thereof, on the date of conversion by the Conversion Price.

(c) Corporate Transaction or Reverse Merger Withdrawal. In the event of a Corporate Transaction or Reverse Merger withdrawal prior to full payment of a Note or prior to the time when a Note may be converted (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall, at Lender’s election, be (i) due and payable in full prior to the closing of the Corporate Transaction or Reverse Merger Withdrawal or (ii) be converted into Conversion Shares.

(d) No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.

(e) Mechanics of Conversion. Before any Note holder shall be entitled to convert the same into Conversion Shares, such holder shall give notice to the Company of the election to convert such Notes into Conversion Shares. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Next Equity Financing, Initial Public Offering or Corporate Transaction.

3. Warrants. Upon the Closing (as defined in Section 4.1 below), and in return for the Company’s receipt of the Purchase Price of Warrant and the principal of the Notes, each Lender shall receive a warrant to purchase Conversion Shares in the form attached hereto as Exhibit B (the “Warrant”). Each Warrant shall be exercisable for that number of Conversion Shares determined by dividing the Warrant Coverage Amount by the Conversion Price. The exercise price for the Conversion Shares purchasable upon exercise of the Warrants shall be the Conversion Price applicable to such shares.

4. Closing Mechanics.

The closing (the “Closing”) of the purchase of the Notes and issuance of the Warrants in return for the Consideration paid by each Lender shall take place at the offices of the Kirkpatrick & Lockhart Nicholson Graham LLP, at 10100 Santa Monica Blvd., Seventh Floor, Los Angeles, CA 90037 p.m., on ______________, or at such other time and place as the Company and Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company and the Company shall deliver to each Lender one or more executed Notes and Warrants in return for the respective Consideration provided to the Company.

5. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

5.2 Authorization. Except for the authorization and issuance of the shares issuable in connection with the Next Equity Financing, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Notes and the Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Warrants, the valid and enforceable obligations they purport to be. The issuance of the Notes, or their subsequent conversion into Conversion Shares, will not be subject to the preemptive rights of any stockholder of the Company. The Company has authorized sufficient shares of its capital stock to allow for conversion of the Notes and exercise of the Warrant as described in Section 2.2 and Section 3.

5.3  Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes and the Warrants, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5.4 Valid Issuance of Stock. The Conversion Shares to be issued, sold and delivered in accordance with the terms of the Warrants will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

6. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:

6.1 Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.

6.2 Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, the Warrants, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

6.3 Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Notes and the Warrants. Each Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants.

6.4 Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

6.5 Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

6.6 Restricted Securities. Each Lender understands that the Notes and the Warrants are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

6.7 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Notes and Warrants unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6 and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.

6.8 Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

7. State Commissioners of Corporations.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

8. Defaults and Remedies.

8.1 Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d) Within thirty (30) days after the Company becomes involved in litigation that threatens to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects if the Company’s involvement has not terminated by such date in a manner that does not and could not reasonably be expected to materially and adversely affect the Company’s business, operations, assets, results of operations or prospects;

(e) Any default or defined event of default that has not otherwise been cured or forgiven shall occur under any agreement to which the Company or any of its subsidiaries is a party that evidences Indebtedness of $25,000 or more;

(f) Reverse Merger Withdrawal; or

(g) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes, the Warrants or the Security Agreement within 30 days after written notice from the Majority Noteholders to perform or observe the obligation.

8.2 Remedies. Upon the occurrence of an Event of Default under Section 8.1 hereof, at the option and upon the declaration of the holder of a Note, the entire unpaid principal and accrued and unpaid interest on such Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

9. Miscellaneous.

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Majority Note Holders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Governing Law. This Agreement, the Notes and the Warrants shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.5):

If to the Company:

Long-e International Group Co., Ltd.
Akara Bldg. 24 De Castro Street Wickhams Cay 1
Road Town Tortola, British Virgin Islands
Attention: Chief Executive Officer

If to Lenders:

At the respective addresses shown on the signature pages hereto.

9.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. At the Closing, the Company shall reimburse the reasonable fees and expenses of ___________________________________________________________ special counsel for the Lenders, not to exceed $5,000.

9.8 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes and Warrants to each of the Lenders are separate sales. Nonetheless, any term of this Agreement, the Notes or the Warrants may be amended and the observance of any term of this Agreement, the Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Notes or Warrants.

9.9 Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 9.8 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note and Warrant issued to such Lender.

9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.11 Stock Purchase Agreement. Each Lender understands and agrees that the conversion of the Notes into and exercise of the Warrants for Conversion Shares may require such Lender’s execution of certain agreements in the form agreed to by investors in the Next Equity Financing (in form reasonably agreeable to the Lender) relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.

9.12 Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

9.13 Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or Preferred Stock underlying the Conversion Shares that occur prior to the conversion of the Notes or exercise of the Warrants.

9.14  Indemnity; Costs, Expenses and Attorneys’ Fees. The Company shall indemnify and hold each Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of such Lender’s counsel, which a Lender may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Agreement, any Note, any Warrant, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies with respect to any collateral at any time securing any obligations evidenced by this Agreement or the Notes, or any Lender’s execution or performance of this Agreement or any agreement executed in connection herewith, or acceptance or exercise of any Warrant.

9.15 Further Assurance. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Long-e International Group Co., Ltd.

By:	/s/ Bu Shengfu
Chief Executive Officer

SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT

LENDERS:
MidSouth Investor Fund, LP
By:	/s/ Lyman O. Heidtke
Lyman O. Heidtke, General Partner

By:

By:

SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT

SCHEDULE OF LENDERS

Lender	Total Consideration		Principal Balance of Promissory Note	Purchase Price of Warrant
MidSouth Investor Fund, LP		$500,000.00

TOTAL	$		$	$